Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-239193) pertaining to the Royalty Pharma plc 2020 Independent Director Equity Incentive Plan; and
2.Registration Statement (Form S-4 No. 333-257188) of Royalty Pharma plc; and
3.Registration Statement (Form S-3ASR No. 333-257883) of Royalty Pharma plc; and
4.Registration Statement (Form S-3ASR No. 333-279905) of Royalty Pharma plc; and
5.Registration Statement (Form S-8 No. 333-287363) pertaining to the Royalty Pharma plc 2025 Equity Incentive Plan

of our reports dated February 11, 2026, with respect to the consolidated financial statements of Royalty Pharma plc and the effectiveness of internal control over financial reporting of Royalty Pharma plc, included in this Annual Report (Form 10-K) of Royalty Pharma plc for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 11, 2026